                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                              [Amendment No.   ]

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                        Carpenter Technology Corporation
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


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*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

                                                   LOGO

                                     CARPENTER TECHNOLOGY CORPORATION
                             101 WEST BERN STREET           READING, PA 19601

                                    ------
     Notice of Annual Meeting of Stockholders to be held October 21, 1996
                                    ------

To the Stockholders of CARPENTER TECHNOLOGY CORPORATION:

   NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION will be held at The Inn At Reading, Wyomissing, Pennsylvania, on Monday, October 21, 1996, at 4 p.m., local time, for the purpose of:

   (1) Electing four directors (Proposal No. 1);

   (2) Approving the appointment of independent accountants of the Corporation for the fiscal year ending June 30, 1997 (Proposal No. 2);

   (3) Approving an amendment and restatement of the Stock-Based Incentive Compensation for Officers and Key Employees (Proposal No. 3);

   (4) Transacting such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on September 2, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of stockholders will be available at the time and place of the meeting and, during the 10 days prior to the meeting, at the office of the Corporate Secretary, 101 West Bern Street, Reading, Pennsylvania.

   It is important that your shares be represented at the meeting regardless of the number of shares that you own. Please complete and sign the enclosed proxy card, which is being solicited by the Board of Directors of the Corporation, and return it in the enclosed postage pre-paid envelope as soon as you can.

   If you plan to attend the meeting, please use the admission card attached to your proxy card. You may, of course, attend the meeting without an admission card upon proper identification.

   A proxy statement for your additional information is attached to this notice.

   You are cordially invited to attend the meeting. A map showing the location of The Inn At Reading appears at the end of the proxy statement.

                                          Respectfully,

                                          JOHN R. WELTY
                                          Secretary

Dated: September 27, 1996

                                                   LOGO

                                     CARPENTER TECHNOLOGY CORPORATION
                             101 WEST BERN STREET           READING, PA 19601
                                                            September 27, 1996

                                 PROXY STATEMENT

GENERAL INFORMATION

   This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders to be held on October 21, 1996, and at any adjournment thereof. The Corporation's annual report to stockholders, including financial statements, accompanies this notice and proxy statement, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material.

   Proxies are solicited by the Board of Directors of the Corporation in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. When the enclosed proxy card is returned properly signed, the shares represented thereby will be voted by the proxy holders named on the card in accordance with the stockholder's directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. A stockholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the Corporate Secretary an instrument revoking it, or by a duly executed proxy bearing a later date. If you do attend, you may, if you wish, vote by ballot at the meeting, thereby canceling any proxy vote previously given.

   If a stockholder wishes to give a proxy to someone other than those designated on the proxy card, he or she may do so by crossing out the names of the designated proxies and by then inserting the name of another person(s). The signed proxy card should be presented at the meeting by the person(s) representing the stockholder.

   On September 2, 1996, there were 16,617,647 shares of common stock issued and outstanding, each of which is entitled to one vote. There were also
452.567 shares of the Corporation series A convertible preferred stock held by the Trustee of the Corporation's Employee Stock Ownership Plan (ESOP). Each share of preferred stock is convertible, per operation of the ESOP, into at least 2,000 shares of common stock with the equivalent of 1.3 votes for each such common share, subject to anti-dilution adjustments and to limitations under applicable securities laws and stock exchange regulations. The preferred stock votes together with the common stock as a single class on all matters upon which the common stock is entitled to vote. Each ESOP Participant is entitled to direct the Trustee how to vote both the shares of preferred stock allocated to his or her account and his or her proportionate share of any unvoted or unallocated shares of preferred stock. Under the Savings Plan of Carpenter Technology Corporation, each Participant is entitled to direct the Trustee how to vote the shares of common stock allocated to his or her account. The Trustee shall vote any undirected shares in the same proportion and manner as the directed shares.

   The holders of a majority of the outstanding shares must be present in person or by proxy at the annual meeting in order to constitute a quorum for the purpose of transacting business at the meeting. Except for the election of directors, the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the meeting and entitled to vote on the proposals is required to ratify and approve the proposals. Directors are elected by a plurality of the votes cast by written ballot. Abstentions are counted in tabulations of the votes cast by stockholders on the proposals and will have the effect of a negative vote. Brokers who hold shares in street name for customers have the authority to vote only on certain routine matters in the absence of instruction from the beneficial owners. A broker non-vote occurs when the broker does not have the authority to vote on a particular proposal. Under applicable Delaware law, broker non-votes will not be counted for purposes of determining whether any proposal has been approved.

   The Board of Directors believes that as of September 2, 1996, the following entity owned more than 5% of the Corporation's issued and outstanding shares of common stock:

                                             Number of Shares          Percent
Name and Address of Beneficial Owner        Beneficially Owned         of Class
- ------------------------------------   ---------------------------   ----------
State Street Bank and Trust Company     2,153,588 shares(1)            13%
P.O. Box 1389
Boston, Massachusetts 02104

- ------
1) State Street Bank and Trust Company has advised the Corporation that, acting as Trustee for various collective investment funds for employee benefit plans and other index accounts, it had sole voting power with respect to 50,300 shares of common stock; sole dispositive power with respect to 61,300 shares of common stock; acting as Trustee for the Corporation's Savings Plan, it had shared voting power and shared dispositive power with respect to 1,187,153 shares of common stock; and acting as Trustee for the Corporation's Employee Stock Ownership Plan
   (ESOP), it had shared voting power and shared dispositive power with respect to 905,135 shares of common stock, representing the amount of common stock that would be held if the shares of series A convertible preferred stock actually held were converted into common stock using the ratio of one preferred share equal to 2,000 shares of common stock.

   Except as discussed above, the Board of Directors and Management is not aware of any other person or entity who holds beneficially more than 5% of the outstanding common stock of the Corporation.

   Solicitation of proxies is made on behalf of the Board of Directors of the Corporation, and the cost of preparing, assembling, and mailing the notice of annual meeting, proxy statement, and form of proxy will be borne by the Corporation. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the Corporation, without additional compensation, in person or by telephone or telegraph. Solicitation of proxies may also be made on behalf of the Corporation by D. F. King & Co. at a cost of approximately $4,500. The Corporation will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Corporation's stock.

BOARD OF DIRECTORS

   The Corporation's Board of Directors held 11 meetings during fiscal year 1996. No director attended less than 88% of the total number of meetings of the Board of Directors and Board Committees on which they served. The average attendance for all of these meetings equalled 94%.

   No director who is an employee of the Corporation is compensated as a member of the Board or any Committee of the Board. Compensation for non-employee directors consists of an annual retainer of $20,000 and a $1,000 fee, plus travel expenses, where appropriate, for each Board meeting attended and a $800 fee for each Committee meeting attended. Each Committee Chairperson receives an additional annual retainer of $3,000.

COMMITTEES OF THE BOARD

   The standing Committees of the Board of Directors are the Audit, Corporate Governance, Human Resources, and Finance Committees.

   The Audit Committee reviews the adequacy of the Corporation's financial reporting, accounting systems and controls and recommends the independent accountants to conduct the annual audit of the books and accounts of the Corporation. The Audit Committee also evaluates the Corporation's internal and external auditing procedures, the security of data processing systems, and its environmental compliance program. The Committee maintains a direct line of communication with the Corporation's independent accountants. The Committee held three meetings during fiscal year 1995. No member of the Audit Committee may be an employee or former employee of the Corporation. The Audit Committee currently consists of Messrs. Kay, Chairman; Evarts; Humphrey; Miller; Wolfe, and Ms. Turner.

   The Corporate Governance Committee reviews and recommends any action proposed with respect to changes in the Corporate Charter or By-Laws, and any stockholder proposals. The Committee reviews and recommends to the Board the size, composition and committee structure of the Board, as well as nominees to the Board of Directors and its Committees to fill vacancies. The Committee also considers the performance and potential conflicts of incumbent directors in determining whether to recommend them to the Board as nominees for reelection, and maintains guidelines informing the directors of their duties and obligations. The Committee met four times during fiscal year 1996. No member of the Corporate Governance Committee may be an employee or former employee of the Corporation. Members of the Corporate Governance Committee currently are Messrs. Hudson, Chairman; Bennett; Dietrich; Garr; Langenberg, and Wolfe.

   The Corporate Governance Committee will consider sound and meritorious nomination suggestions from stockholders. All letters of recommendation for nomination at the 1997 Annual Meeting of Stockholders should be received by the Corporate Secretary at the Corporation's headquarters on or before August 24, 1997, but not sooner than July 25, 1997. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in the Corporation's By-Laws and applicable law. A signed statement from the person recommended for nomination should accompany the letter of recommendation indicating that he or she consents to be considered as a nominee.

   The Human Resources Committee reviews and recommends actions to the Board of Directors on such matters as the salary of the Chief Executive Officer and the salary and other compensation of officers. The Human Resources Committee also (1) oversees the administration of the Corporation's pension plans (other than pension fund asset management); (2) reviews the Corporation's succession plan for officers; (3) has the authority to administer, grant and award stock and stock options under the Corporation's incentive equity plans; and (4) reviews and reports on the Corporation's progress on affirmative action and equal opportunity matters, employee health and safety issues and workers' compensation costs. The Committee held three meetings during fiscal year 1996. No member of the Human Resources Committee may be an employee or former employee of the Corporation. Current members of the Committee are Messrs. Bennett, Chairman; Dietrich; Evarts; Hudson; Langenberg, and Ms. Turner.

   The Finance Committee reviews and recommends certain actions to the Board of Directors relating primar- ily to the Corporation's capital structure, cash management strategies, pension fund asset management and dividend policy. The Committee met three times during fiscal year 1996. Current members of the Committee are Messrs. Miller, Chairman; Cardy; Garr; Humphrey; Kay, and Roedel.

                                PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

   The Corporation's Board of Directors consist of 13 directors serving in three classes, the respective terms of which expire alternately over a three-year period.

   Unless otherwise specified by the stockholders, the shares represented by the proxies will be voted for the four nominees for directors listed below. Messrs. Marcus C. Bennett, William S. Dietrich II, Carl R. Garr, and Marlin Miller, Jr. are nominated for terms which will expire at the 1999 Annual Meeting of Stockholders. Each nominee for director has consented to their nomination as a director and, so far as the Board and management are aware, will serve as a director if elected. The names and biographical summaries of the four persons who have been nominated to stand for election at the 1996 Annual Meeting of Stockholders and the remaining nine directors whose terms are continuing appear below.

   The Board of Directors recommends that you vote FOR the election of Messrs. Bennett, Dietrich II, Garr, and Miller, Jr.

Nominees -- Term to Expire 1999

PICTURE MARCUS C. BENNETT, age 60, is Executive Vice President, Chief Financial Officer and Director of Lockheed Martin. Mr. Bennett served as Director of Martin Marietta from 1983 to 1995, Vice President and Chief Financial Officer from 1988 to 1995, and Vice President of Finance from 1984 to 1988. He is Chairman of Martin Marietta Materials, Inc., a majority owned subsidiary of Lockheed Martin, is a Director for LMC Properties, Inc., and Orlando Central Park, Inc., wholly owned subsidiaries of Lockheed Martin. He also is a member of the Financial Executive's Institute, MAPI Finance Council, The Economic Club of Washington; and Director of the Private Sector Council and a member of its CFO Task Force. Mr. Bennett has been a Director of the Corporation since 1993, chairs the Human Resources Committee and serves on the Corporate Governance Committee.

PICTURE WILLIAM S. DIETRICH II, age 58, President of Dietrich Industries, Inc. Mr. Dietrich has served as President of Dietrich Industries, Inc., since 1968. Dietrich Industries is a manufacturer of metal framing for commercial and residential construction markets, and is a subsidiary of Worthington Industries, Inc. Mr. Dietrich serves on the Board of Directors of Worthington Industries, Inc. He is an active community leader, serving on 11 boards in Western Pennsylvania, that include the Greater Pittsburgh Chamber of Commerce, the Allegheny Conference on Community Development, the University of Pittsburgh, and the Pittsburgh Ballet Theater. Mr. Dietrich has been a Director of the Corporation since June of 1996 and is a member of the Corporate Governance Committee and Human Resources Committee.

PICTURE CARL R. GARR, age 69, is Director and retired Chairman of the Board and Chief Executive Officer, Bank of Pennsylvania. Dr. Garr served as Chairman of the Board and Chief Executive Officer of the Bank of Pennsylvania and Vice Chairman of Dauphin Deposit Corporation from 1988 until his retirement in 1992. From 1984 to 1987, Dr. Garr was President and Chief Executive Officer of The Polymer Corporation, then an affiliate of Chesebrough-Pond's Inc. Dr. Garr has been a Director of the Corporation since 1977, and is a member of the Corporate Governance Committee and the Finance Committee.

PICTURE MARLIN MILLER, JR., age 64, is President, Chief Executive Officer and Director, Arrow International, Inc. Mr. Miller founded Arrow International, Inc., in 1975. Arrow is located in Reading, Pennsylvania, and is a leading producer of medical devices for critical care medicine. He is also a Director of CoreStates Financial Corporation, and Conners Investor Services, Inc. He serves as a member of the Board of Trustees of Alfred University and of the Reading Hospital & Medical Center. Mr. Miller has been a Director of the Corporation since 1989, chairs the Finance Committee, and serves as a member of the Audit Committee.

   Although the Board of Directors and management do not contemplate that any of the nominees will be unable to serve, in the event that prior to the meeting any of the nominees becomes unable to serve because of special circumstances, the shares of stock represented by the proxies may be voted for the election of a nominee who shall be designated by the Board.

   The following are the other directors whose terms continue after this year's meeting, as indicated:

Term to Expire 1997

PICTURE DR. C. McCOLLISTER EVARTS, age 65, is Chief Executive Officer, Senior Vice President for Health Affairs, Dean, College of Medicine, and Professor of Orthopaedics, The Pennsylvania State University, College of Medicine and University Hospitals, The Milton S. Hershey Medical Center. He has held these positions since 1987. He is Chairman of the Board of Directors of the Association of Academic Health Centers, a member of the Association of American Medical Colleges, Society of Medical Administrators, and serves on the Board of Directors of Hershey Foods Corporation, Hershey Trust Company, M.S. Hershey Foundation, Capital Region Health Futures Project, the Capital Region Economic Development Corporation, and the Lehigh Valley Hospital; and is a member of the Board of Managers, Milton Hershey School. He is President of The Alliance(4) Health -- a partnership of four hospitals in central Pennsylvania. Dr. Evarts has been a Director of the Corporation since 1990, and is a member of the Audit Committee and Human Resources Committee.

PICTURE WILLIAM J. HUDSON, JR., age 62, is Chief Executive Officer and President and Director, AMP Incorporated. Mr. Hudson joined AMP Incorporated in 1961, and he has held a variety of management positions, becoming Executive Vice President, International in 1991, a Director in 1992, and elected Chief Executive Officer and President in 1993. He also serves as a Director of The Goodyear Tire & Rubber Company. Mr. Hudson has been a Director of the Corporation since 1992, chairs the Corporate Governance Committee and serves as a member of the Human Resources Committee.

PICTURE PAUL R. ROEDEL, age 69, Director and retired Chairman of the Board and Chief Executive Officer of Carpenter Technology Corporation. Mr. Roedel joined Carpenter in 1948 and became President and Chief Executive Officer in 1981. He became Chairman of the Board and Chief Executive Officer in 1987, until his retirement in 1992. He is a Director of General Public Utilities Corporation and P. H. Glatfelter Company. He is Chairman of the Berks Business Education Coalition, Treasurer of the Wyomissing Foundation, and a member of ASM International. He is also Chairman of the Board of Gettysburg College and a Director of the Pennsylvania 2000 Education Coalition. Mr. Roedel has been a Director of the Corporation since 1973 and is a member of the Finance Committee.

PICTURE KENNETH L. WOLFE, age 57, is Chairman of the Board, Chief Executive Officer and Director, Hershey Foods Corporation. Mr. Wolfe was elected President and Chief Operating Officer in 1985, positions he held through 1993. He was elected Vice President, Finance and Chief Financial Officer of the Corporation in 1981, and Senior Vice President, Chief Financial Officer and Director in 1984. He serves as a Director of Bausch & Lomb Inc., the Hershey Trust Company and is a member of the Board of Managers, Milton Hershey School. Mr. Wolfe has been a Director of the Corporation since 1995, and is a member of the Audit Committee and Corporate Governance Committee.

Term to Expire 1998

PICTURE ROBERT W. CARDY, age 60, is Chairman of the Board, President and Chief Executive Officer and Director of Carpenter Technology Corporation. Mr. Cardy joined Carpenter in 1962 and held a variety of management positions, becoming Executive Vice President in 1989, President and Chief Operating Officer in 1990, and Chairman of the Board, President and Chief Executive Officer in 1992. He also serves as Director of CoreStates Financial Corporation, the Reading Hospital & Medical Center, United Way of Berks County, and the Executive Committee of the Pennsylvania Business Round Table. Mr. Cardy has been a Director of the Corporation since 1990 and is a member of the Finance Committee.

PICTURE ARTHUR E. HUMPHREY, age 68, is Professor of Chemical Engineering, Pennsylvania State University and Vice President and Provost Emeritus, Lehigh University. From 1980 to 1986, Dr. Humphrey served as Vice President and Provost of Lehigh University, and in 1986, became T. L. Diamond Professor of Chemical Engineering and Director of the Center of Molecular Bioscience and Biotechnology at Lehigh. He assumed his present position in July of 1992. He is the co-author of a number of technical books, is the holder of four U.S. Patents, and is a member of the National Academy of Engineering, the American Institute of Chemical Engineers (past President), the American Chemical Society and the American Society of Microbiology. He has been a Fulbright lecturer in Japan and Australia and has received other scientific awards. Dr. Humphrey has been a Director of the Corporation since 1980, and serves on the Audit Committee and Finance Committee.

PICTURE EDWARD W. KAY, age 68, is retired Co-Chairman and Chief Operating Officer, Ernst & Whinney, now in practice as Ernst & Young LLP. Mr. Kay served as Co-Chairman and Chief Operating Officer of Ernst & Whinney from 1984 to his retirement in 1988. He held numerous positions with Ernst & Young LLP, including Managing Partner of the Pittsburgh office from 1966 to 1978, and Regional Managing Partner of the Mid-Atlantic region from 1978 to 1984. He also serves as a Director of Constellation Holdings, Inc., and Meridian International Center. Mr. Kay has been a Director of the Corporation since 1989, chairs the Audit Committee and serves as a member of the Finance Committee.

PICTURE FREDERICK C. LANGENBERG, age 69, Director and retired Chairman of the Board and Chief Executive Officer of The Interlake Corporation. Dr. Langenberg joined Interlake, Inc. (predecessor of The Interlake Corporation) in 1979 as President and Chief Operating Officer, became Chief Executive Officer in 1982, and was elected Chairman of the Board in 1983, until his retirement in 1991. He is also a Director of Peoples' Energy Corporation, Chicago and Dietrich Industries. Dr. Langenberg has been a Director of the Corporation since 1981, and serves as a member of the Corporate Governance Committee and the Human Resources Committee.

PICTURE KATHRYN C. TURNER, age 49, is Chairperson and Chief Executive Officer of Standard Technology, Inc. Ms. Turner founded Standard Technology, Inc., an engineering and manufacturing firm in 1985. Standard Technology, Inc., is headquartered in Rockville, Maryland, with offices in Northern Virginia and Jacksonville, Florida. She was appointed to the President's Export Council in 1994, and also serves as a Director of Phillips Petroleum Company. She is actively involved with both the Urban League and The Boy Scouts. Ms. Turner has been a Director of the Corporation since 1994, and is a member of the Audit Committee and Human Resources Committee.

   There is no family relationship between any of the directors or nominees.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

   The following table sets forth information regarding beneficial ownership as of September 2, 1996, of the Corporation's common stock of each director, the Corporation's five most highly compensated officers and the directors and officers as a group:

                             AMOUNT AND NATURE OF
                            BENEFICIAL OWNERSHIP(1)

                                                                Aggregate Number
                                                                    of Shares          Percent of
                                                                  Beneficially        Outstanding
                            Name                                  Owned(2)(3)          Shares(4)
                            ----                              --------------------   -------------
Bennett, M. C. ............................................            6,400
Cardy, R. W. ..............................................           80,767(a)          .5
Dietrich, W. S. ...........................................              -0-
Evarts, C. M. .............................................            9,200
Garr, C. R. ...............................................           11,100
Hudson, W. J. .............................................            6,092
Humphrey, A. E. ...........................................            9,600
Kay, E. W. ................................................           10,000
Langenberg, F. C. .........................................           13,000
Miller, M. ................................................            9,800
Roedel, P. R. .............................................           72,618(b)          .4
Turner, K. C. .............................................            3,685
Wolfe, K. L. ..............................................            5,000
Cottrell, G. W. ...........................................           41,429(a)          .2
Fiore, N. F. ..............................................           36,338(a)          .2
Torcolini, R. J. ..........................................           29,543(a)          .2
Weiler, R. J. .............................................           36,472(a)          .2
All directors and officers as a group (24 in all) .........          475,773            2.9

- ------
(1) Excludes fractional shares owned under the Corporation's Dividend Reinvestment Plan.

(2) The amounts include common shares which are subject to outstanding stock options exercisable within 60 days of September 2, 1996, as follows: R. W. Cardy 49,320 shares; G.W. Cottrell, 36,520 shares; N.F. Fiore, 32,600 shares; R. J. Weiler, 34,679 shares; R. J. Torcolini 27,867 shares; C.R. Garr and M. Miller, 9,000 shares each; A.E. Humphrey, 8,100 shares; M.C. Evarts and F.C. Langenberg, 8,000 shares; P.R. Roedel, 7,000 shares; M.C. Bennett, E.W. Kay 6,000 shares each; K.L. Wolfe, 4,000 shares; K.C. Turner, 3,102 shares; W.J. Hudson, 2000 shares; and directors and officers as a group 319,178.

   (a) Share ownership for Messrs. Cardy, Cottrell, Fiore, Torcolini, and Weiler respectively, include 2,614, 1,182, 11, 1,629 and 1,746 held under the Savings Plan of Carpenter Technology. Share ownership also includes 47 shares for each individual held under the Employee Stock Ownership Plan (ESOP) respectively the equivalent amount of common stock if the amounts of the ESOP preferred stock actually held were converted into common stock using the ratio of one preferred share equal to 2,000 shares of common stock.

   (b) Share ownership shown for Mr. Roedel includes 11,550 shares held under the Savings Plan of Carpenter Technology Corporation and 18,000 shares held as a co-trustee with daughters.

(3) The amount shown for all officers as a group represents 10,893 shares held under the Savings Plan of Carpenter Technology Corporation; and 836 shares held under the Employee Stock Ownership Plan (ESOP), representing the equivalent amount of common stock if the amounts of the ESOP preferred stock actually held were converted into common stock using the ratio of one preferred share equal to 2,000 shares of common stock.

(4) Less than 0.1% except where indicated.

EXECUTIVE COMPENSATION

   The following table sets forth certain information concerning the compensation paid by the Corporation during the fiscal years ended June 30, 1996, 1995 and 1994 to the Corporation's Chief Executive Officer and each of the Corporation's four other most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                            Annual Compensation                 Long Term Compensation
                                      --------------------------------   ------------------------------------
                                                                                  Awards             Payouts      All
                                                                        -------------------------   ---------    Other
                                                                            Re-       Securities                Compen-
         Name and                                              Other     stricted     Underlying                 sation
        Principal           Fiscal     Salary      Bonus      Annual      Stock $      Options/       LTIP        ($)
         Position            Year         $          $        Comp. $       (1)         SARS #          $         (2)
- -------------------------  -------    ---------  ---------   ---------   ---------   ------------   ---------  ---------
Robert W. Cardy              1996      411,200    230,709        0              0       32,000          0        4,471
 Chairman, President,        1995      374,404    259,835        0        130,250       20,000          0        4,468
 and CEO                     1994      347,596    189,440        0        105,053       13,920          0        6,658

G. Walton Cottrell           1996      196,046     81,566        0              0       10,700          0        4,540
 Senior Vice President       1995      187,592     90,417        0         29,958        5,600          0        4,632
 Finance & CFO               1994      178,000     67,284        0         33,206        4,280          0        5,340

Nicholas F. Fiore            1996      190,888     79,410        0              0       10,600          0        4,586
 Senior Vice President       1995      182,208     87,821        0         29,306        5,400          0        4,643
 Engineered Products Group   1994      172,354     65,150        0         38,640        5,020          0        5,171

Richard J. Weiler            1996      170,844     62,868        0              0        4,600          0        4,518
 Vice President              1995      165,485     68,014        0         23,119        4,200          0        4,562
 Corporate Development       1994      159,237     51,433        0         24,150        3,200          0        4,805

Robert J. Torcolini          1996      167,384     61,590        0              0        7,100          0        4,526
 Vice President              1995      159,915     65,723        0         22,468        4,200          0        4,797
 Manufacturing Operations    1994      153,347     49,531        0         28,376        3,720          0        4,500
 Steel Division

- ------
(1) 7,220 common shares awarded in the aggregate to the named officers on June 28, 1995, valued at $32.5625 per share. 7,600 common shares awarded in the aggregate to the named officers on June 22, 1994, valued at $30.1875 per share. At the end of fiscal year 1996, Messrs. Cardy, Cottrell, Fiore, Weiler, and Torcolini respectively held 7,136, 1,996, 2,088, 1,448, and 1,516 shares of restricted stock valued at $228,352, $63,872, $66,816, $46,336, and $48,512 based on the June 28, 1996, closing price of $32.00. Shares are scheduled to vest at 20% per year over five years. Dividends on all stock awards are paid at the same rate as paid to all stockholders.

(2) Amounts of All Other Compensation are amounts contributed for fiscal 1996, 1995 and 1994 for the named Officers under the Corporation's Savings Plan.

   Any director may elect to defer a portion or all of his or her compensation and any key employee may elect to defer (1) up to 25% of his or her regular salary, and (2) a portion or all of his or her cash-bonus compensation, subject to the terms of the Corporation's deferred compensation plans. Deferral may be, at the Participant's election, until the key employee's or director's termination of services, or the date of his or her death, or any other date or event certain to occur. Amounts deferred will earn interest and are payable in 10 or 15 annual installments or in a lump sum, at the Participant's election.

   The Corporation entered into Special Severance Agreements dated April 3, 1995, with Robert W. Cardy, G. Walton Cottrell and Nicholas F. Fiore. Under such Agreements, if a named officer's employment is terminated after a "change in control" of the Corporation, he will receive his full salary and all other bonuses, pension and other benefits through the termination date plus, if the termination is by the Corporation (other than for cause) or by the named officer for good reason, he will receive an additional lump sum payment equal to two years' salary, bonus and pension benefits and the value of all outstanding options and restricted stock, whether or not then vested. The Special Severance Agreements continue until December 31, 1998, and automatically renew for additional one-year periods, subject to termination upon appropriate notice.

HUMAN RESOURCES COMMITTEE REPORT

   The Human Resources Committee of the Board of Directors (the "Committee") is composed entirely of non-management Directors, and the Committee is responsible for the establishment and oversight of the Corporation's executive compensation and equity compensation programs.

 COMPENSATION PHILOSOPHY

   The Corporation's executive compensation programs are designed to fulfill the following objectives:

   -- Attract, retain, and motivate highly effective executives.

   -- Link executive reward with enhanced stockholder value and profitability.

   -- Reward sustained corporate, functional, and/or individual performance with an appropriate base salary and incentive opportunity.

   -- Communicate the Corporation's goals through performance measures linked to pay that focus executives on achievement of business objectives.

   -- Increase management ownership in the Corporation.

   The Corporation targets pay at market competitive (median) levels for achievement of planned performance. During fiscal 1996, the Committee worked with an outside consulting firm to conduct an extensive review of the competitiveness of the executive compensation program. The analysis compared the Corporation's pay levels to the pay levels of a comparator group made up of general industrial and capital goods manufacturers. These comparators were selected to reflect the Corporation's labor pool for executive talent as opposed to the industry competitors depicted in the Corporation's performance graph. On an overall basis, the Corporation's pay levels fall below the market median - the gap caused primarily due to a shortfall in long-term incentive opportunities. Based on these findings, the Committee is recommending approval by stockholders of an amendment to its long-term incentive plan (Stock-Based Incentive Compensation Plan For Officers and Key Employees), (the "Plan") which is designed to:

   -- More clearly focus executives on enhancing stockholder value;

   -- Place a greater emphasis on pay at risk; and

   -- Provide competitive long-term incentive opportunities.

   The amended Plan will enable the Committee to make grants of stock options, performance shares, restricted stock, and stock appreciation rights, the Committee envisions that stock options and performance shares will be the primary forms of long-term incentive. Additional information on the Plan amendment is provided under the Long-Term Incentive section below. A full description of the amended Plan is provided on pages A-1 through A-7.

 BASE SALARY

   Base salaries are targeted at market levels and are adjusted by the Committee to recognize responsibility, experience, and reference to competitive rates for jobs with comparable content. Increases to base salary are driven primarily by individual performance. Base salary ranges were adjusted by 3% in fiscal year 1996 to reflect competitive market movement. Actual base salary adjustments for executives varied based on performance, job content, and pay position within the range. As a group, the named officers' base salaries fall below the market median (adjusted for company size differences).

 ANNUAL INCENTIVES

   The Corporation's executive annual incentive awards include two plans: the Profit Sharing Plan and the Executive Annual Compensation Plan.

   The Profit Sharing Plan of the Corporation allows all eligible employees to share proportionally in the profits of the Corporation's Steel Division. In fiscal year 1996, the Profit Sharing Plan covered all permanent employees, except those with the Special Products Division, those in locations outside the United States, certain warehouse system employees and employees of subsidiary corporations. Profit Sharing Plan payments are based on Steel Division performance during the fiscal year and are paid quarterly based on year-to-date Steel Division pretax profits and base pay. A profit pool is established equal to 10% of the first $40 million earned year to date in Steel Division pretax profit, plus 20% of the profit above $40 million. The profit pool is divided by the total base pay paid year to date to Participants to arrive at the profit sharing percentage. Amounts paid to Participants are determined by multiplying their base pay by the profit sharing percentage. Payments made for prior quarters of the fiscal year are deducted from the result to determine the amount of the current quarterly payment to each Participant. The amount paid for fiscal year 1996 to all eligible employees was 17.5% of base pay. The amounts paid under this Plan to the named officers for fiscal year 1996 are included in the Summary Compensation Table.

   The Executive Annual Compensation Plan provides variable compensation for designated executives with payments based on corporate financial performance and individual performance. For fiscal year 1996, the Committee established a return on equity objective of 21.7% and a target performance threshold level before any payout was made of 80% of target. The Corporation achieved a 21.3% return on equity in fiscal 1996. Given the Corporation's performance in relation to target, actual payouts were 96.5% of target. The amounts paid under the Executive Annual Compensation Plan to the named officers for fiscal year 1996 are included in the Summary Compensation Table.

   Effective for fiscal year 1997, Messrs. Cardy, Cottrell, Fiore, and Weiler will participate exclusively in the Executive Annual Compensation Plan and will no longer participate in the Profit Sharing Plan. The Executive Annual Compensation Plan will be based on a target return on equity with a threshold at 80% of target. The Executive Annual Compensation Plan will target awards to produce a total cash compensation opportunity for planned performance equivalent to the market median. Corporate performance determines 80% of the total Executive Annual Compensation Plan performance and individual performance determines the remaining 20%. Personal performance is measured against personal performance goals. The Plan provides the flexibility to grant personal Executive Annual Compensation Plan awards if the financial threshold is not achieved (subject to Board of Directors approval).

 LONG-TERM INCENTIVES

   The Corporation exclusively uses equity-based long-term incentives to ensure a significant portion of total compensation is linked to the creation of stockholder value. Currently, the Corporation's long-term incentive plan provides for the grant of restricted stock, stock appreciation rights, and both non-qualified stock options and incentive stock options. Stock options have focused executives on long-term strategy design and implementation and increasing stockholder equity value. Restricted stock has been used to provide executives with a vehicle for increasing stock ownership.

   In an effort to create an enhanced linkage between pay and performance, the Committee has recommended that stockholders approve an additional long-term incentive vehicle. The Committee advocates shifting away from the use of restricted stock toward a performance share arrangement that introduces a greater performance/reward orientation. Under the performance share plan, Participants would be issued common shares contingent on the Corporation's return on equity (ROE) achievement over three-year performance periods. ROE would be measured relative to the performance of the Standard & Poors 500 Index, as follows:

   -- Performance equal to that of the S&P 500 yields a target grant of shares;

   -- Performance greater than the S&P 500 generates a larger grant; and

   -- Performance lower than the S&P 500 generates a smaller grant - with the potential for no grant if performance fails to reach a threshold level.

   Stock option grants in combination with performance share awards will be increased over time to provide a competitive (median) long-term incentive opportunity.

   During fiscal 1996, the Committee recommended that Participants receive an award of stock options and performance shares (subject to stockholder approval). Grant sizes are expressed as a percent of base salary and vary by grade level ranging from 10% to 200% for stock options and 11% to 35% for performance shares. The Committee decides on grant guidelines for each fiscal year based on analysis of competitive norms. In addition, the Committee can modify individual award sizes on the basis of performance. Personal performance is measured against strategic performance goals (for example, expansion into new markets). Previous grants are not considered in award size determination. The Committee elected to award non-qualified stock options rather than incentive stock options, so that the Corporation will be entitled to a tax deduction on the exercise of an option by the Participant.

   Grants approved by the Committee on June 28, 1996, mark the introduction of the performance share program (subject to stockholder approval). In future years, the Committee intends to make performance share awards on an annual basis with shares earned in relation to three-year ROE performance. To transition to the three-year performance periods, the first grant was divided into three parts (with the total grant equal to a competitive annual award). One third of the total award will be earned contingent on ROE results for fiscal 1997; one third will be earned on the basis of fiscal 1997 through fiscal 1998 ROE performance; the remaining third will be earned contingent on fiscal 1997 through fiscal 1999 ROE performance.

STOCK OWNERSHIP GUIDELINES

   In keeping with the objectives of increasing management's equity ownership stake, in fiscal year 1997, the Corporation will implement stock ownership guidelines for its key executives. Over time, named executives are expected to achieve and maintain ownership of three times base salary for the Chief Executive Officer, 1.5 times base salary for Senior Vice Presidents and Vice Presidents, and 1.0 times base salary for other covered executives. The primary intent of these guidelines is to significantly increase the extent that each executive's personal wealth is directly linked to the performance of the Corporation's common stock.

   To provide executives another means to attain these ownership levels, beginning in fiscal 1997, executives will be permitted to voluntarily elect to receive all or a portion of their Executive Annual Compensation Plan Award in the Corporation's stock.

 POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

   Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met. Based on the Corporation's current pay levels, it is unlikely this limitation would impact the deductibility of pay, however, the performance share and stock option grants authorized under the Corporation's new Long-Term Incentive Plan (subject to stockholder approval), are designed to meet Section 162(m)'s performance-based deductibility requirements. The Committee will continue to monitor the potential deductibility of other components of the Corporation's pay package.

 CEO COMPENSATION

   Under Mr. Cardy's leadership, the Corporation made significant improvements in operating performance. Earnings per share increased to $3.51 in fiscal 1996 from $2.81 in fiscal 1995, an increase of 25%, while return on equity increased to 21.3% in fiscal 1996 from 19.3% in fiscal 1995. Net income rose 28% to $60.7 million in fiscal 1996 from $47.5 million in fiscal 1995. In addition to improved financial performance, Mr. Cardy also directed a number of strategic actions (including expansion into foreign markets and three new acquisitions) to position the Corporation for future growth.

   In conjunction with the review of the executive compensation program during fiscal 1996, the Committee worked with an outside consulting firm to assess the competitive positioning of Mr. Cardy's fiscal 1996 compensation opportunity. Comparisons were made to the same group of companies used for executive officer pay review. These general industrial and capital goods companies are intended to reflect the Corporation's labor market for executive talent. The study reviewed base salary, annual and long-term incentives, and concluded that Mr. Cardy's base salary was below the 50th percentile market levels for companies of similar size; annual incentives were about equal to market norms, and long-term incentive opportunities were well below typical market levels.

 BASE SALARY

   Based on his level of contribution and on findings from the external review of executive compensation, Mr. Cardy's base salary has been increased by 10% to $456,000. This adjustment is effective August 1, 1996.

 ANNUAL INCENTIVES

   The CEO received a $71,986 Profit Sharing Plan payout (17.5% of base). This is the same percentage of base salary received by all eligible employees.

   The CEO received a $158,723 payout from the Executive Annual Compensation Plan (38.6% of base salary) determined based on the Corporation's return on equity and on Mr. Cardy's personal performance.

 LONG-TERM INCENTIVES

   During fiscal 1996, the Committee approved a CEO grant of 32,000 non-qualified stock options. These options will vest fully one year after grant. In addition, the Committee is recommending, subject to stockholder approval, a grant of 4,300 performance shares. Of which:

   -- 1,433 shares will be contingent on fiscal year 1997 ROE performance;

   -- 1,433 shares will be contingent on ROE performance for fiscal years
      1997 and 1998; and

   -- 1,434 shares will be contingent on ROE performance for fiscal years
      1997, 1998, and 1999.

   This grant represents the transition from restricted stock to performance shares. Beginning in fiscal 1997, performance share grants will be made annually and will be earned on the basis of three-year performance periods.

SUBMITTED BY THE HUMAN RESOURCES COMMITTEE OF THE CORPORATION'S BOARD OF
DIRECTORS

Marcus C. Bennett, Chairman
Dr. C. McCollister Evarts
William J. Hudson, Jr.
Frederick C. Langenberg
Kathryn C. Turner

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

   Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on the Corporation's common stock against the cumulative total return of the S&P Composite - 500 Stock Index and the Peer Group Index for the period of five years commencing June 30, 1991 and ending June 30, 1996.

STOCKHOLDER RETURN PERFORMANCE TABLE

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
               CARPENTER TECHNOLOGY and S&P 500 and Peer Group
                        June 30, 1991 to June 30, 1996

|------------------------------------------------------------------------------|
| 220--------------------------------------------------------------------------|
|                                                                              |
|                                                                            # |
|                                                                              |
| 200--------------------------------------------------------------------------|
|                                                                              |
|                                                                              |
|                                                                              |
|                                                                              |
| 180--------------------------------------------------------------------------|
|                                                             &                |
|                                                                              |
|                                                                              |
|                                                             *              &*|
| 160---------------------------------------------------------#----------------|
|                                                                              |
|                                 &                                            |
|                                                                              |
|                                                                              |
| 140-------------------------------------------*&-----------------------------|
|                                                                              |
|                                                                              |
|                                                                              |
|                   &             #             #                              |
| 120-----------------------------*--------------------------------------------|
|                                                                              |
|                                                                              |
|                   #                                                          |
|                   *                                                          |
| 100--*#&---------------------------------------------------------------------|
|                                                                              |
|                                                                              |
|                                                                              |
|                                                                              |
|  80--|------------|-------------|-------------|-------------|--------------|-|
|    1991         1992          1993          1994          1995           1996|
|------------------------------------------------------------------------------|

   * = CRS                   # = S&P 500                 & = PEER GROUP

Notes:

(1) Assumes that the value of the investment in the company's Common stock, and each index, was $100 on June 30, 1991, and that all dividends were reinvested.

   The Peer Group Index is comprised of the following companies: Allegheny LudLum, A.M. Castle, Armco Inc., Slater Steel, The Timken Company. The Peer Group consists of publicly traded companies which have some similarity to the Corporation. In particular, the Peer Group companies are involved in the distribution and/or manufacture of specialty metal products in the United States and each Peer Group company has a division or unit which competes with the Corporation or has competed with the Corporation during the period shown in the table.

   The total stockholder return assumes reinvestment of dividends and the total return of each company included in the S&P 500 Index and the Peer Group has been weighted in accordance with the Corporation's market capitalization as of the end of each respective period. The weighting was accomplished by
(1) calculating the year-end market capitalization for each company based on the closing stock price and outstanding shares; (2) determining the percentage that each such market capitalization represents against the total of such market capitalizations for all companies included in the Index or the Peer Group as the case may be; and (3) multiplying the percentage determined in (2) above by the total stockholder return of the company in question for each respective period.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Based solely upon the Corporation's review of copies of such reports furnished to it and upon representations by persons required to file reports under Section 16(a), to the Corporation's knowledge, all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal year 1996 were met.

RETIREMENT BENEFITS

   The General Retirement Plan of the Corporation, as amended, provides for retirement benefits for employees, including officers, at the age of 65 (with 5 years service), or as early as age 55 (with 15 years service); or at any age with 30 years service. Pensions are based on the number of years of service, or on the product of 1.26% times the number of years of service multiplied by the individual's average earnings during the greater of either
(1) the eight highest earnings years or (2) the five highest consecutive earnings years, of the last 12 years of continuous service prior to retirement. For pension purposes, individual earnings include all salaries, bonuses, and extra compensation. As of June 30, 1996, the years of service credited under the Plan were as follows: Mr. Cardy, 33.9 years; Mr. Cottrell,
7.3 years; Dr. Fiore, 6.3 years; Mr. Torcolini, 22.5 years; and Mr. Weiler,
37.6 years. All funds required for the payment of benefits under the Plan are provided by the Corporation and these funds may be paid into one or more pension trusts.

   The Corporation has established two retirement plans, the Benefit Equalization Plan and the Earnings Adjustment Plan, for those participants in the General Retirement Plan for whom benefits are reduced by reason of the limitations imposed under Section 415 and/or Section 401(a)(17) of the Internal Revenue Code of 1986, as amended. The Plans will pay the difference between the amount payable to the Participant under the General Retirement Plan and the amount which the Participant would have been paid but for the
Section 415 and/or Section 401(a)(17) limitations. In general, benefits under these Plans are subject to the same terms and conditions as the benefits payable to the Participant under the General Retirement Plan.

   Employees who have been designated by the Board of Directors as Participants are entitled to receive benefits under the Supplemental Retirement Plan for Executives. Participants or their beneficiaries are entitled to receive an annual supplemental retirement benefit for 15 years commencing in the month following the month in which retirement occurs, or, at the election of a disabled Participant, commencing at a later specified date. In the event of the death of the Participant before retirement, but subsequent to the attainment of eligibility for a Normal Retirement or Early Retirement benefit under the Supplemental Retirement Plan for Executives, the benefit will be paid to the Participant's beneficiary for the said 15-year period. The benefit is calculated so that following retirement, Participants may receive General Retirement Plan benefits, Benefit Equalization Plan benefits, Earnings Adjustment Plan benefits, Primary Social Security benefits, pension benefits from any prior employment and supplemental retirement benefits, the aggregate of which will be equivalent to 60% of the Participant's earnings (calculated in the same manner as the General Retirement Plan) if retirement takes place upon the Participant's attaining 30 years service with the Corporation. However, the benefits for Messrs. Cottrell, Lodge and Fiore are calculated without regard to pension benefits from prior employment. Messrs. Cardy, Cottrell, Fiore, Torcolini, and Weiler have been designated participants in the Plan.

   The Officers' Supplemental Retirement Plan of the Corporation provides supplemental pension benefits to certain key employees who qualify for benefits under the General Retirement Plan and for whom benefits under the General Retirement Plan are reduced by reason of amounts deferred pursuant to the Deferred Compensation Plan. The Officers' Supplemental Retirement Plan will pay the difference between the amount payable (prior to application of Internal Revenue Code limitations) to the Participant under the General Retirement Plan and the amount which the Participant would have been paid by disregarding the above-mentioned deferred compensation. Benefits under this Plan are subject to the same terms and conditions as the benefits payable to the Participant under the General Retirement Plan.

   The following table illustrates the total annual retirement benefits payable under the retirement plans described in this Section. All such retirement plans are payable for the life of the Participant and, if applicable, the life of a survivor with the exception of the Supplemental Retirement Plan for Executives which is payable for 15 years certain.


     Average Annual
    Earnings for the                        Annual Gross Pension Benefits
   Applicable Years of                     for Years of Service Shown(1)
     Service Period         ---------------------------------------------------------------
  Preceding Retirement       15 Years     20 Years     25 Years     30 Years     35 Years
 ------------------------   ----------   ----------    ----------   ----------   ----------
$125,000  ...............    $ 70,375     $ 75,000     $ 75,000     $ 75,000     $ 76,563
 150,000  ...............      84,450       90,000       90,000       90,000       91,875
 175,000  ...............      98,525      105,000      105,000      105,000      107,188
 200,000  ...............     112,600      120,000      120,000      120,000      122,500
 250,000  ...............     140,750      150,000      150,000      150,000      153,125
 300,000  ...............     168,900      180,000      180,000      180,000      183,750
 350,000  ...............     197,050      210,000      210,000      210,000      214,375
 400,000  ...............     225,200      240,000      240,000      240,000      245,000
 450,000  ...............     253,350      270,000      270,000      270,000      275,625
 500,000  ...............     281,500      300,000      300,000      300,000      306,250

- ------
(1) Amounts payable under the General Retirement Plan that exceed the maximum permitted by the Internal Revenue Code are paid under the Benefit Equalization Plan and/or the Earnings Adjustment Plan. A pension based on the amount of any deferred compensation is paid under the Officer's Supplemental Retirement Plan.

   The Corporation has established a retirement plan for directors who have at least three years of service with the Corporation as a director and who are not entitled to receive benefits under any other pension plan of the Corporation. The Plan provides an annual benefit equal to the basic director annual retainer fee in effect at the time of the director's departure from the Board. This benefit, payable only during the lifetime of the Participant, continues for a period equal to the amount of time the director was an active director up to a maximum of ten years, during which period the Participant will be available to the Chief Executive Officer for consultation.

   Trust agreements have been established by the Corporation with Chase Manhattan Bank (as Trustee) to assure the satisfaction of the obligations of the Corporation under the non-qualified retirement benefit and deferred compensation plans previously described, to present and future participants, including the named officers, and to assure the satisfaction of the obligations of the Corporation to present and future participants under the Director Retirement Plan and the Deferred Compensation Plan for Non-Management Directors of Carpenter Technology Corporation. The Corporation has purchased corporate-owned life insurance (COLI) on the lives of certain key executives, including the named officers. These policies have been assigned to the trusts with the Trustee granted authority to manage these policies as trust-owned life insurance (TOLI) and to use the proceeds to pay benefits under these same non-qualified retirement benefit and deferred compensation plans.

CARPENTER TECHNOLOGY CORPORATION SAVINGS PLAN

   The Savings Plan is a profit sharing plan established pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Under this Plan, the Corporation contributes 3% of the base pay of each eligible employee, including officers, to a trustee for investment into one or more pre-established investment funds as the Participant may choose. In addition, a Participant may authorize the Corporation to make further salary deferral con-tributions, limited to the lesser of $9,500 or 17% of total pay. Amounts in the Summary Compensation Table include such amounts deferred. Participants may also invest up to 17% of total compensation pursuant to the provisions of
Section 401(a). The maximum combined allowable savings rate for a Participant may not exceed 17% of total pay.

   Withdrawals of contributions and earnings from the Savings Plan may be made at the Participant's discretion from funds invested under the provisions of Section 401(a); or, in the event of hardship or attainment of age 59 1/2, from funds invested under the provision of Section 401(k). Other distributions may occur following separation from service or the occurrence of a permanent disability. In addition, loans to a Participant from his or her 401(k) account are available.

EMPLOYEE STOCK OWNERSHIP PLAN

   The Carpenter Technology Corporation Employee Stock Ownership Plan (ESOP) was established on September 6, 1991. The Trustee of the ESOP, State Street Bank and Trust Company, purchased 461.5384615 shares of series A convertible preferred stock from the Corporation at a price of $65,000 per share, or an aggregate purchase price of approximately $30 million, for a fifteen year note issued by the Trustee to the Corporation and a small amount of cash.

   The shares of series A convertible preferred stock have a liquidation preference of $65,000 per share, plus any accrued and unpaid dividends. Dividends on the preferred stock are paid annually and accrue quarterly at the rate of the higher of (1) $1,340.625 per share of preferred stock or (2) the dividends paid for such quarter on the number of shares of common stock into which the share of preferred stock is convertible. Each share of preferred stock is convertible, at the Trustee's option, into at least 2,000 shares of common stock at a conversion price of $32.50 per share of common stock. The conversion price (and the conversion ratio) will be adjusted to reflect any future stock splits, stock dividends, combinations, reclassifications, certain distributions of rights or warrants and certain other issuances of stock or stock repurchases with respect to the common stock. The preferred stock votes together with the common stock as a single class on matters upon which the common stock is entitled to vote and has the equivalent of 1.3 votes per share of the common stock into which it is convertible, subject to anti-dilution adjustments and to limitations under applicable securities laws and stock exchange regulations. The ESOP preferred shares are divided into units, representing a fraction (1/2000) of each convertible preferred share. Each ESOP unit was initially convertible into one whole share of common stock. On the effective date of the ESOP, September 6, 1991, an initial unit allocation was made to each eligible employee. Additional units are allocated among employees as the loan is repaid. Generally, only those employees who are actively employed with the Corporation on the last day of the Plan year, December 31, will receive an allocation in respect of such Plan year. The funds used by the ESOP to repay the ESOP loan are acquired from contributions by the Corporation and dividends on the shares held by the ESOP.

   ESOP Participants are fully vested in their accounts after five years of employment with the Corporation. Any Participants who terminate employment with the Corporation after vesting are guaranteed the greater of the floor redemption value or the current equivalent common share price of the units. Participants who terminate employment before vesting forfeit their accounts and their units are reallocated to remaining ESOP Participants' accounts. During fiscal 1996, 18.234 units of ESOP preferred stock (including dividends) were allocated to each of the accounts of Messrs. Cardy, Cottrell, Fiore, Torcolini, and Weiler.

STOCK OPTIONS

   The Corporation had three incentive stock option plans in effect during fiscal year 1996, i.e., the Stock- Based Incentive Compensation Plan for Officers and Key Employees, adopted at the 1993 Annual Meeting of Stockholders (the "1993 Plan"), the Incentive Stock Option Plan for Officers and Key Employees, adopted in June 1982 (the "1982 Plan"), and the Management and Officers Capital Appreciation Plan adopted in May 1977 (the "1977 Plan").

   The 1993 Plan provides that the Board of Directors may grant incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock, and will determine the terms and conditions of each grant. In fiscal 1996, the 1993 Plan was amended, subject to stockholder approval, to provide for performance share awards and authorizing an additional fixed amount of 1,500,000 shares to replace the "evergreen" feature of the Plan. As of June 30, 1996, and 1995, 1,530,303 and 10,186 shares respectively, were reserved for options and share awards which may be granted under this Plan. Options granted under this Plan must be at no less than market value on the date of grant, are exercisable after one year of employment following the date of grant, and will expire no more than ten years after the date of grant. The restricted stock awarded vests equally at the end of each year of employment during the five-year period from the date of grant.

   Performance share awards are earned only if the Corporation achieves certain performance levels over a three-year period. The awards are payable in shares of common stock and expensed over the three-year performance period. In June 1996, 18,400 performance share awards were granted contingent on performance over the next three fiscal years. There was no charge to expense for these awards in fiscal 1996.

   The 1982 Plan automatically expired in June 1992, in accordance with its terms, i.e., ten years after its adoption on June 10, 1982. However, all outstanding, unexpired options granted under the 1982 Plan prior to its termination remain in effect in accordance with its terms. Under the 1982 and 1977 plans, options are granted at the market value of the Corporation's common stock on the date of grant, and are exercisable after one year of employment following the date of grant. Options granted under the 1982 Plan expire five years after grant if granted prior to August 9, 1990, and all the options granted since that date expire ten years after grant. Options granted under the 1977 Plan expire ten years after grant. At June 30, 1996, and 1995, 164,620 and 284,720 shares; respectively, were reserved for options which may be granted under the 1977 Plan.

   All three Plans contain change in control provisions which provide that, in the event of a change in control of the Corporation, previously granted stock options vest and become immediately exercisable and, for the 1993 Plan, for any remaining restrictions on restricted stock shall immediately lapse, and each SAR then outstanding shall be fully exercisable for the sixty-day period immediately following the occurrence of the Change in Control Event using the Change in Control Price to determine the spread.

   The following table shows as to the named officers, certain information with respect to stock options and stock appreciation rights granted as of the end of fiscal year 1996. Each stock appreciation right entitles the holder to receive a payment in cash or the Corporation's common stock, upon the exercise of the underlying stock option, in an amount equivalent to the excess of the market value over the option price of the Corporation's common stock at the date exercised. The method of payment of stock appreciation rights is determined by the Board of Directors at the time of grant. There are currently no stock appreciation rights outstanding.

                 STOCK OPTIONS/SAR GRANTS IN FISCAL YEAR 1996

                                                          Individual Grants
                                     -------------------------------------------------------------
                                       Number of           % of
                                      Securities      Total Options/     Exercise
                                      Underlying     SARs Granted to     or Base                     Grant Date
                                     Options/SARs      Employees in       Price       Expiration      Present
               Name                     Granted        Fiscal Year        ($/SH)         Date         Value(2)
               ----                 --------------   ---------------   ----------   ------------   ------------
Robert W. Cardy                         32,000             13.1%          $33.00      06/27/2006      $253,651
G. Walton Cottrell                      10,700              4.4%          $33.00      06/27/2006      $ 84,815
Nicholas F. Fiore                       10,600              4.3%          $33.00      06/27/2006      $ 84,022
Richard J. Weiler                        4,600              1.9%          $33.00      06/27/2006      $ 36,462
Robert J. Torcolini                      7,100              2.9%          $33.00      06/27/2006      $ 56,279

- ------
(1) Options granted under this Plan must be at no less than market value on the date of grant, are exercisable after one year of employment following the date of grant, and will expire no more than ten years after the date of grant.

(2) Based on the Black-Scholes option pricing model adapted for use in valuing officer stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as stock price volatility, interest rates, and future dividend yield. Specifically, the Black-Scholes evaluation employed the following factors: risk-free rate of return of 6.9% based upon the ten-year T-Bill rate as of grant date, dividend yield of 4.0% based upon average annual dividend payout for the prior two years (from grant date), exercise term of ten years, stock price volatility of 19.1% based upon the quarterly stock price for the prior three years (from grant date), and that no adjustments have been made for transferability of risk or forfeiture of the options.

               STOCK OPTION/SAR EXERCISES AND YEAR END HOLDINGS

                                                                 Number of Securities              Value of Unexercised
                                                                Underlying Unexercised                 In-The-Money
                                Shares                             Options/SARs at                    Options/SARs at
                               Acquired                            Fiscal Year End                  Fiscal Year End (2)
                              on Exercise       Value      --------------------------------  --------------------------------
           Name                   (#)        Realized(1)    Exercisable     Unexercisable      Exercisable     Unexercisable
           ----              -------------   -----------    -------------   ---------------   -------------   ---------------
Robert W. Cardy                 32,300        $439,415         49,320           32,000          $101,267            $0
G. Walton Cottrell                                             36,520           10,700          $193,685            $0
Nicholas F. Fiore                                              32,600           10,600          $161,329            $0
Richard J. Weiler                                              33,040            4,600          $186,790            $0
Robert J. Torcolini                                            26,820            7,100          $137,505            $0

- ------
(1) Calculated as fair market value at exercise minus grant price.

(2) Based on June 28, 1996 market closing price of $32.00 per share of common stock.

   The Corporation also has in effect the 1990 Stock Option Plan for Non-Employee Directors ("Directors Option Plan"), which was adopted by the Board in 1990 and amended in 1995. Both the original and amended Plan were approved by the stockholders. The Plan provides for the grant by the Corporation of non-qualified options to the directors of the Corporation who are not otherwise employees of the Corporation to purchase shares of common stock at not less than the fair market value of the common stock at the date of the grant. Any non-employee director who joins the Board of Directors after August 1990, is granted an option to purchase 2,000 shares. In addition, each non-employee director is granted an option to acquire 2,000 shares of common stock after each annual meeting. Options are exercisable only after the director has completed one year of ser-vice on the Board of Directors since the date of grant, and the options expire ten years from the date of the grant unless sooner exercised or terminated pursuant to the terms of the Plan. There is a provision in the Plan which provides that, in the event of a change in control of the Corporation, options previously granted vest and become immediately exercisable. At June 30, 1996, and 1995, 157,000 and 89,000 shares, respectively, were reserved for options which may be granted under this Plan.

                                PROPOSAL NO. 2
              APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   Unless otherwise specified by the stockholders, the shares of stock represented by the proxies will be voted for the approval of the appointment of Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), a firm of independent accountants, to audit and report upon the financial statements of the Corporation for fiscal year 1997. Coopers & Lybrand has been the independent accountants of the Corporation since 1918 and, in the opinion of the Board of Directors and management, is well qualified to act in this capacity.

   Audit services performed by Coopers & Lybrand in fiscal year 1996 included audits of the financial statements of the Corporation and certain of the pension and other employee benefit plans of the Corporation, limited reviews of quarterly financial statements of the Corporation, and other accounting related matters. Fees and expenses in fiscal year 1996 for these audit services were $469,000.

   A representative of Coopers & Lybrand is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. The Corporation has been advised by Coopers & Lybrand that the firm has no financial interest, direct or indirect, in the Corporation, except its providing tax counseling, acquisition auditing, and independent accounting services during the period stated.

The Board of Directors recommends that stockholders vote FOR the approval of the appointment of Coopers & Lybrand as independent accountants.

                                PROPOSAL NO. 3
           APPROVAL OF AMENDMENT AND RESTATEMENT OF THE STOCK-BASED
          INCENTIVE COMPENSATION PLAN FOR OFFICERS AND KEY EMPLOYEES
                     AMENDED AND RESTATED, JUNE 27, 1996

   In order to facilitate the retention by the Corporation and its subsidiaries of valued officers and employees, on June 22, 1993, the Board of Directors considered and adopted the Stock-Based Incentive Compensation Plan for Officers and Key Employees (the "Incentive Plan"), which the stockholders of the Corporation approved on October 25, 1993. The Incentive Plan is intended to encourage stock ownership in the Corporation by key employees and to provide a greater community of interest between such employees and the Corporation's stockholders. On June 27, 1996, the Board of Directors considered and adopted an amendment to the Incentive Plan, subject to the approval of the stockholders of the Corporation. Further, the Board of Directors reconsidered the "evergreen" feature of the Incentive Plan which automatically increased the shares available for award which would have allowed the Incentive Plan to operate in perpetuity. As this feature did not provide for periodic review and approval by the stockholders, the Board changed the shares available for grant to a fixed amount equivalent to 1,500,000 shares plus previously ungranted shares and lapsed grants. Depending on the number of awards, the Plan will now have a defined term. As a result, the Plan will expire when all of the authorized shares are utilized unless renewed by stockholder approval. The Incentive Plan, as amended, is set forth in Appendix A to this proxy statement and the summary provided below is qualified in its entirety by reference to the amended Incentive Plan. The following proposal for stockholder ratification and approval of the amendment will be presented at the 1996 Annual Meeting of Stockholders:

   RESOLVED, that the stockholders of Carpenter Technology Corporation hereby approve the amendment and restatement of the Stock-Based Incentive Compensation Plan for Officers and Key Employees; and

   FURTHER RESOLVED, that the total number of shares reserved with respect to awards not yet granted under the Stock-Based Incentive Compensation Plan for Officers and Key Employees shall be increased by an additional 1,500,000 shares and the "evergreen" feature of the Plan be eliminated as recommended by the Board of Directors of the Corporation.

   All outstanding grants of stock options, stock appreciation rights ("SARs") and shares of restricted stock under the Incentive Plan before the amendment will remain in effect in accordance with its terms. As of June

30, 1996, options to purchase 428,830 shares of common stock were outstanding under the Incentive Plan. After the amendment, a new category of awards will be available for grants under the Incentive Plan. These new awards, performance shares and performance units, will be granted to specified eligible employees upon the attainment of predetermined performance goals.

   The following is a summary of the Incentive Plan, as amended:

   Administration. The Board of Directors has delegated certain responsibilities to administer the Incentive Plan to the Human Resources Committee (the "Committee") of the Board of Directors. Before its amendment, the Incentive Plan was administered by the Compensation and Stock Committee of the Board of Directors. The Committee must consist of at least two directors who are "disinterested persons" as defined under rules promulgated by the U.S. Securities and Exchange Commission ("SEC") under Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Those directors must also be "outside directors" as defined under the rules promulgated by the U.S. Department of Treasury under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board, unless delegated to the Committee, and subject to the provisions of the Incentive Plan, is authorized to interpret and administer the Incentive Plan, to select employees to whom awards will be granted, to determine the type and amount of awards and the terms and conditions of such awards, and to adopt and make changes in regulations for carrying out the Incentive Plan. The Incentive Plan, as amended, is intended to comply with Code Section 162(m), and qualifying awards based on the attainment of performance goals will not be subject to the million dollar deduction limit on compensation. Only the Committee may establish performance goals, which when met, will result in the grant of specified awards under the Incentive Plan.

   Eligibility. Any employee who is an officer or key employee of the Corporation or its subsidiaries, including a director who is such an employee (other than Committee members), is eligible to participate in the Incentive Plan. Approximately 287 key employees and officers will be eligible to participate in the Incentive Plan. As of June 30, 1996, 278 employees have received awards under the Incentive Plan. It is not possible to state at this time which officers or key employees will receive future awards under the Incentive Plan because those awards will be granted in the discretion of the Board and, in certain instances, the Committee, based on factors as they deem pertinent in selecting participants under the Incentive Plan and establishing awards.

   Awards. Under the amended Incentive Plan, eligible employees may be awarded performance shares, in addition to options, SARs and shares of restricted stock. Options granted pursuant to the Incentive Plan may be either incentive stock options or non-qualified stock options. Incentive stock options are intended to be "incentive stock options" under Section 422 of the Code. The exercise price of an option will be determined by the Committee, but it may not be less than the fair market value of a share of common stock on the date of the grant. Except as otherwise determined by the Board, an option granted pursuant to the Incentive Plan will become exercisable by a Participant only after completion of one year of employment immediately following the date of the grant. However, the aggregate fair market value of the incentive stock options first exercisable by any one individual in any calendar year may not exceed $100,000. The closing price of common stock reported on the New York Stock Exchange for the last business day on or before June 30, 1996, was $32. Payment by option holders upon the exercise of an option may be made in cash or previously owned shares of common stock held by a Participant for at least three months.

   An SAR is the right to receive the increase in the fair market value of shares of common stock. As a result of the amendment, the Board may grant SARs independent of any options, or in tandem with options. Before the amendment, SARs could only be granted in tandem with options.

   An award of "restricted stock" is a grant of shares of common stock which is subject to forfeiture upon the happening of certain events, and such shares are held in escrow by the Corporation during the restriction period. During the restriction period, the Board has the discretion to allow the Participant to receive cash payments equal to the dividends declared and paid, if any, in respect of shares of restricted stock and to vote such shares. Before the amendment, such rights were granted to Participants who received restricted stock. The Board may accelerate the vesting or waive the limitations on restricted stock before the end of the restriction period.

   Awards of "performance shares" are added by the amendment. Under current awards, a performance share has no voting rights or dividend payments but no stock or related rights is ever transferred to the employee until certain performance targets are achieved. On achievement of performance targets, the performance shares will be issued to the Participants and will bear full voting and dividend rights. The amount of performance shares or units awarded are dependent upon the Corporation's attainment of performance goals that will be predetermined by the Committee. The Committee has the discretion to grant voting and dividend rights together with the performance shares. No Participant shall receive more than 500,000 performance shares during any calendar year.

   Under the amended Incentive Plan, 1,500,000 shares of common stock are available for awards.

   The amendment of the Incentive Plan gives the Board the discretion to allow payments under the Incentive Plan to be deferred to a date specified by the Participant.

   Change of Control. The Incentive Plan provides for acceleration of exercisability of options, SARs, performance shares, and the lapsing of restrictions on restricted stock upon the occurrence of a change of control of the Corporation. The amendment provides that SARs will be exercisable immediately following the change of control at a price equal to the higher of the highest price paid per share of common stock in the change of control transaction or the highest fair market value of common stock at any time during the sixty day period immediately preceding the change of control. A change of control means, subject to certain exceptions, the acquisition by any person or group (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or certain corporations owned by the Corporation's stockholders) of 20% or more of the combined voting power of the Corporation's then outstanding securities; certain changes in the composition of the Board of Directors over a period of two consecutive years; the stockholders' approval of a merger or consolidation of the Corporation with another entity; the stockholders' approval of a plan of complete liquidation; or an agreement for the sale of all or substantially all of the Corporation's assets. The Committee may determine the effect of a change of control of the Corporation upon outstanding awards under the Incentive Plan, consistent with the change of control provisions described above. However, the amendment provides that a Participant who is part of the purchasing group that consummates a change in control will not get any of the benefits or protections of these change in control provisions.

   Federal Tax Treatment. Under the present federal tax laws, the federal income tax treatment of options, SARs, restricted stock and performance shares under the Incentive Plan is as follows: A Participant recognizes no taxable income and the Corporation is not entitled to a deduction when an incentive stock option is granted or exercised. If Participant sells shares acquired upon exercise, after complying with the requisite holding periods, any gain or loss realized upon such sale will be long-term capital gain or loss. The Corporation will not be entitled to take a deduction as a result of any such sale. If the Participant disposes of such shares before complying with the requisite holding periods, the Participant will recognize ordinary income and the Corporation will be entitled to a corresponding deduction.

   A Participant recognizes no taxable income and the Corporation is not entitled to a deduction when a nonqualified option is granted. Upon exercise of a non-qualified option, a Participant will realize ordinary income in an amount equal to the excess of the fair market value over the exercise price, and the Corporation will be entitled to a corresponding deduction. Special rules may apply in the case of a non-qualified option exercised by a Participant who is subject to the short-swing profit recapture rules of
Section 16(b) of the Exchange Act. Upon the sale of the option shares, the Participant will realize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year, equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the Participant recognized income with respect to the option exercise. A Participant recognizes no taxable income and the Corporation is not entitled to a deduction when an SAR is granted. Upon exercise of an SAR, a Participant will realize ordinary income in an amount equal to the difference between fair market value of the stock on the date of its exercise and its fair market value on the date of grant, and the Corporation will be entitled to a corresponding deduction. Special rules may apply if a Participant who is subject to Section 16(b) of the Exchange Act receives shares upon exercising an SAR.

   A Participant realizes no taxable income and the Corporation is not entitled to a deduction when a restricted stock award is made. When the restrictions on the shares of restricted stock lapse, the Participant will realize ordinary income equal to the fair market value of the shares, and the Corporation will be entitled to a corresponding deduction. Upon the sale of the shares, the Participant will realize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the Participant recognized the income. A Participant will be not be taxed on the grant of performance shares but will recognize ordinary income on the full amount received in payment for such shares when they are paid, based on the extent to which the Corporation has met the specified performance goals. At the time of payment for the performance shares, the Corporation will be entitled to a deduction equal to the income that the Participant recognizes.

The Board of Directors recommends that stockholders vote FOR the proposal to ratify and approve the amendment and restatement of the Stock-Based Incentive Compensation Plan for Officers and Key Employees.

1997 STOCKHOLDER PROPOSALS

   In the event that a stockholder desires to have a proposal included in the proxy statement for the 1997 Annual Meeting of Stockholders; the proposal must be received by the Corporation in writing on or before June 1, 1997, by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the state of Delaware and the Corporation's By-Laws relating to such inclusion. Stockholder proposals may be mailed to the Corporate Secretary, Carpenter Technology Corporation, 101 West Bern Street, Reading, PA 19601.

OTHER BUSINESS

   The Board of Directors and management know of no matters to be presented at the meeting other than those set forth in this proxy statement. However, if any other business is properly brought before the meeting or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

   By order of the Board of Directors.

                                            JOHN R. WELTY
                                              Secretary

                                                                    APPENDIX A
                      PROPOSED AMENDMENT AND RESTATEMENT
                       CARPENTER TECHNOLOGY CORPORATION
                 STOCK-BASED INCENTIVE COMPENSATION PLAN FOR
                          OFFICERS AND KEY EMPLOYEES
                     AMENDED AND RESTATED, JUNE 27, 1996

1. BACKGROUND AND PURPOSE.

   The Plan was previously adopted on June 22, 1993 and its purposes were to attract, retain and motivate key employees of Carpenter Technology Corporation and its wholly owned subsidiaries, to encourage stock ownership by such employees by providing them with a means to acquire a proprietary interest or to increase their proprietary interest in the success of Carpenter Technology Corporation and its subsidiaries and to provide a greater community of interest between such employees and the stockholders of Carpenter Technology Corporation. For purposes of this Plan, Carpenter Technology Corporation and each subsidiary described in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") shall be referred to collectively as the "Corporation". The Plan has been amended and restated to create a new category of awards, which are referred to as Performance Units and Performance Shares, with the intention that these awards will be directly related to the Corporation's performance.

2. ADMINISTRATION.

   The Board of Directors of Carpenter Technology Corporation (the "Board") shall be responsible for the operation of the Plan. The Board is authorized, subject to the provisions of the Plan, from time to time to (i) select employees to receive awards under the Plan, (ii) determine the type and amount of awards to be granted to participants, (iii) determine the terms and conditions of such awards and the terms of agreements entered into with participants, (iv) establish such rules and regulations and to appoint such agents as it deems appropriate for the proper administration of the Plan, and
(v) make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan or the awards granted hereunder as it deems necessary or advisable. Any questions of interpretation determined by the Board shall be final and binding upon all persons. The Board may delegate any or all of these powers to the Human Resources Committee ("Committee") of the Board, consisting of at least two directors, each of whom shall be "disinterested persons" as defined in Rule 16b-3(c)(2)(i) promulgated by the U.S. Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each of whom shall also be "outside directors" as defined in Treas. Reg. Section 1.162-27(e)(3). In particular, the Board shall delegate to the Committee all powers with respect to the granting of awards that are intended to comply with the requirements of Rule 16b-3 of the Exchange Act and section 162(m) of the Code that would exempt such awards from being subject to short-swing liability and being subject to the annual limit on the deduction of compensation.

3. PARTICIPANTS.

   The class of employees eligible to receive awards under the Plan shall be limited to officers and key employees of the Corporation. Participants in the Plan will consist of such officers or key employees as the Board in its sole discretion may from time to time designate. The Board's designation of a participant at any time to receive benefits under the Plan shall not obligate it to designate such person to receive benefits at any other time. The Board shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of awards granted hereunder. As used herein, "Participant" shall refer to an employee designated by the Board who has received an award under the Plan. Only the Committee may designate which participants shall receive awards of Performance Units and Performance Shares under Section 9 of the Plan.

4. TYPES OF AWARDS.

   Awards under the Plan will consist of (i) incentive stock options ("ISOs" or individually an "ISO") intended to be options qualifying under Section 422 of the Code; (ii) non-qualified stock options ("NQSOs" or individu-ally a "NQSO") intended to be non-statutory options not qualifying under
Section 422 or any other section of the Code; (iii) stock appreciation rights ("SARs" or individually a "SAR") intended to provide a participant with the right to receive the increase in the fair market value of a specified number of Shares; (iv) shares of restricted stock ("Restricted Stock") intended to give a participant the right to receive a specified number of Shares without payment upon the occurrence of certain events; and (v) Performance Shares or Performance Units intended to give a participant the right to receive a specified number of Shares or unit equivalencies of Shares without payment when the Corporation attains certain pre-established Performance Goals. The Board may permit or require a participant to defer such participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due such participant resulting from awards granted under the Plan. If any such deferral is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such deferrals.

5. SHARES RESERVED UNDER THE PLAN.

   Subject to the provisions of Section 11, the number of shares of Common Stock of Carpenter Technology Corporation ("Stock") available for awards under this Plan, which may consist of authorized but unissued shares or issued shares reacquired by the Corporation or a combination thereof, is 1,500,000 (such shares being referred to herein as "Shares"); provided, however, that in no event shall the number of Shares to be issued upon the exercise of ISOs granted under Section 6 at any time exceed 500,000. Shares reserved for issuance or delivery in respect of any terminated, expired or forfeited awards may again be subject to award under the Plan. If any award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such award shall be available for the grant of an award under the Plan.

6. OPTIONS.

   ISOs and NQSOs (collectively "Options") may be granted by the Board from time to time, subject to the following provisions:

   (a) Except as otherwise determined by the Board, each Option granted under this Plan shall become exercisable by a participant only after completion of one year of employment immediately following the date the Option is granted (the "Date of Grant"). Exercise of any or all prior existing Options shall not be required. Each agreement entered into between the participant and the Corporation shall specify (i) when an Option may be exercised, (ii) the terms and conditions applicable thereto, and (iii) whether the Option is an ISO or an NQSO. In no event, however, shall an Option granted under this Plan expire more than ten years from the Date of Grant.

   (b) Each Option shall specify the amount per share a participant must pay to the Corporation to exercise the Option (the "option price"). The option price of an Option shall be determined by the Board but shall not be less than the fair market value of a share of Stock on the Date of Grant. For purposes of this Plan, the term "fair market value" shall mean the closing price of the Stock on the New York Stock Exchange on the date in question, or, in the absence of a closing price on such date, the closing price on the last trading day preceding the Date of Grant, as reflected on the consolidated tape of New York Stock Exchange-Composite Transactions.

   (c) No Option granted under this Plan may be transferable by the participant except by will or the laws of descent and distribution and no Option may be exercised during the lifetime of a participant except by that participant. In the event of the death of the participant more than one year after the Date of Grant and not more than three months after the termination of the participant's employment by the Corporation, an ISO may be transferred to the participant's personal representative, heirs or legatees ("transferee") and may be exercised by the transferee before the earlier to occur of the expiration of (i) one year from the date of the death of the participant or (ii) the term of the Option as specified in the agreement with the participant. In the event of a participant's separation from service with the Corporation other than by death, an Option that is an ISO must be exercised prior to its expiration during the three month period beginning on the last day of employment (one year period in the event of a separation from service due to "disability" within the meaning of Section 422(c)(6) of the
Code). Notwithstanding the above, the agreement under which a NQSO is granted shall set forth the extent to which the participant shall have the right to exercise the NQSO following termination of the participant's employment. Such provisions shall be determined at the sole discretion of the Board and need not be uniform among all NQSOs issued pursuant to this Section 6, and may reflect distinctions based on the reasons for termination of employment.

   (d) Each Option shall be exercisable for the full amount or any part thereof, including a partial exercise from time to time; provided, however, that in no event shall ISOs granted to a participant be first exercisable in any one calendar year with respect to Shares having an aggregate fair market value, determined as of the Date of Grant, of more than $100,000. The option price for each exercised Option shall be paid in full at the time of such exercise. The option price may be paid in cash or shares of Stock, the value of which shall be the fair market value on the date of the exercise of the Option, as determined in Section 6(b) of this Plan; provided, however, that any such shares must have been held by a participant for a period of at least three months.

   (e) The Committee may grant Options pursuant to the achievement of Performance Goals, as described in Section 10 of this Plan, and it may impose restrictions upon the vesting and exercise of Options on the attainment of Performance Goals.

7. RESTRICTED STOCK.

   Restricted Stock may be granted by the Board from time to time, subject to the following provisions:

   (a) The Board shall determine the number of shares of Restricted Stock to be granted to a participant and direct the transfer agent for the Stock that a certificate or certificates representing such number of shares be issued and registered in the participant's name. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrance during the period the Restricted Stock is subject to forfeiture (such period being referred to herein as the "restriction period") and deposited, together with a stock power with respect to the transfer thereof executed by the participant and endorsed in blank, with the Treasurer of the Corporation, to be held in escrow during the restriction period.

   (b) At the Board's discretion, during the restriction period the Board may give participants the right to receive cash payments in amounts equivalent to the dividends from time to time declared and paid in respect of the shares of Restricted Stock and to vote such shares.

   (c) The Restricted Stock agreement shall specify the duration of the restriction period and the performance, employment or other conditions under which the Restricted Stock may be forfeited by the participant. At the end of the restriction period, the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Board, and the legend shall be removed and the certificates for such number of shares delivered from escrow to the participant. The Board may, in its sole discretion, modify or accelerate the vesting of shares of Restricted Stock.

   (d) The Restricted Stock agreement shall set forth the extent to which the participant shall have the right to exercise shares of Restricted Stock following termination of the participant's employment. Such provisions shall be determined at the sole discretion of the Board and need not be uniform among all Restricted Stock issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment.

   (e) The Committee may grant Restricted Stock pursuant to the achievement of Performance Goals, as described in Section 10 of this Plan, and it may impose restrictions upon the vesting of Restricted Stock on the attainment of Performance Goals.

8. STOCK APPRECIATION RIGHTS.

   SARs may be granted by the Board from time to time, subject to the following provisions:

   (a) The Board may grant a SAR either in connection with the grant of an Option ("Tandem SAR") or independent of the grant of an Option ("Freestanding SAR"). Each Tandem SAR shall be exercisable only with the exercise and surrender of the related Option or portion thereof and shall entitle the participant to receive the excess of the fair market value of the shares of Stock on the date the Tandem SAR is exercised over the option price under the related Option. The excess is hereafter called the "spread" for both Tandem SARs and Freestanding SARs. If the participant elects instead to exercise the related Option, the Tandem SAR shall be cancelled automatically.

   (b) A Tandem SAR shall be exercisable only to the extent and at the same time that the related Option is exercisable.

   (c) A Freestanding SAR shall be exercisable pursuant to the terms and conditions that are specified in the agreement in which the Freestanding SAR is granted.

   (d) Upon the exercise of a SAR, the Corporation shall pay to the participant an amount equivalent to the spread (less any applicable withholding taxes) in cash, or in Shares, or a combination of both, as the Board shall determine. Such determination may be made at the time of the granting of the SAR. No fractional shares of Stock shall be issued and the Board shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

   (e) A Tandem SAR shall terminate and may no longer be exercised upon the termination or expiration of the related Option.

   (f) Income attributable to the exercise of a SAR shall not be included in the calculation of pension or other benefits payable at any time by reason of the participant's employment by the Corporation.

   (g) No SAR shall be transferable by the participant except as provided in
Section 6(c) of the Plan.

   (h) The agreement under which a SAR is granted shall set forth the extent to which the participant shall have the right to exercise the SAR following termination of the participant's employment. Such provisions shall be determined at the sole discretion of the Board and need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment.

   (i) The Committee may grant SARs pursuant to the achievement of Performance Goals, as described in Section 10 of this Plan, and it may impose restrictions upon the vesting and exercise of SARs on the attainment of Performance Goals.

9. PERFORMANCE UNITS AND PERFORMANCE SHARES.

   Performance Units or Performance Shares may be granted to participants in such amounts or combinations and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Each Performance Unit shall be that fraction of a Performance Share that is determined by the Committee at the time of grant and shall have an initial value equal to that same fraction of the value of a Share on the date of grant. Each Performance Share shall have an initial value equal to the fair market value of a Share on the Date of Grant. The Committee shall set one or more Performance Goals as described in Section 10 of this Plan. The extent to which those Performance Goals are met will determine the number and value of Performance Units or Performance Shares that will be paid out to the participant.

   (a) Amount of Performance Units or Performance Shares. A participant may not receive grants totalling more than 500,000 Performance Shares during any calendar year.

   (b) Earning of Performance Units or Performance Shares. After the applicable Performance Period, as defined in Section 10, has ended, the holder of Performance Units or Performance Shares shall be entitled to receive payout on the number and value of Performance Units or Performance Shares earned by the participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

   (c) Form and Timing of Payment of Performance Units or Performance Shares. Payment of earned Performance Units or Performance Shares shall be made as soon as practicable following the close of the applicable Performance Period in a manner designated by the Committee, in its sole discretion. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate fair market value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

   (d) At the discretion of the Committee, participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares which have been earned, but not yet distributed to participants. In addition, participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

   (e) Dividend Equivalents. The Committee may grant dividend equivalents in connection with Performance Units or Performance Shares granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

   (f) Termination of Employment due to Death, Disability or Retirement. Unless determined otherwise by the Committee and set forth in the participant's award agreement, in the event the employment of a participant is terminated by reason of death, Disability or Retirement during a Performance Period, the participant shall receive a payout of the Performance Units or Performance Shares which is prorated, as specified by the Committee in its discretion. Payment of earned Performance Units or Performance Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the participant's award agreement. Notwithstanding the foregoing, with respect to participants who retire during a Performance Period, payments shall be made at the same time as payments are made to participants who did not terminate employment during the applicable Performance Period. For this purpose, "Disability" shall be defined in a manner consistent with the definition of that term in the Corporation's long-term disability plan under which the participant participates, or at the discretion of the Committee using standards comparable to those under the Corporation's long-term disability plans, if the participant does not participate in any such plan. In addition, for this purpose, "Retirement" shall be defined as the termination of employment with the Corporation after the participant has attained age 55 while being credited with at least ten Years of Service, or has attained age 60 while being credited with at least five Years of Service or at least thirty Years of Service regardless of age. For purposes of this Plan, a participant shall be credited with one Year of Service for each 12- month period following the participant's commencement of service with the Corporation that the participant has worked at least one hour for the Corporation .

   (g) Termination of Employment for Other Reasons. If a participant's employment terminates for any reason other than those reasons set forth in
Section 9(g), all Performance Units or Performance Shares shall be forfeited by the participant to the Corporation unless determined otherwise by the Committee, as set forth in the participant's award agreement.

   (h) Nontransferability. Except as otherwise provided in a participant's award agreement, Performance Units or Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a participant's award agreement, a participant's rights under the Plan shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

   (i) Payment for Performance Units and Shares upon a Change in Control. Within 30 days following a Change in Control Event, as defined in Section 12(b) of the Plan, there shall be paid in cash to participants holding Performance Units and Performance Shares a pro rata amount based upon the assumed achievement of all relevant Performance Goals at target levels, and upon the length of time with the Performance Period that has elapsed before the Change in Control Event; provided, however, that if the Committee determines that actual performance to the date of the Change in Control Event exceeds targeted levels, the prorated payouts shall be made using the actual performance data; and provided further, that there shall not be an accelerated payout with respect to Performance Shares or Performance Units that qualify as "derivative securities" under Section 16 of the Exchange Act that were granted less than six months before the Change in Control Event.

10. PERFORMANCE GOALS.

   For all purposes under this Plan, "Performance Goals" means goals that must be met by the end of a period specified by the Committee based upon one or more of the following criteria: (i) price of the Stock; (ii) market share of the Corporation; (iii) sales by the Corporation; (iv) earnings per share of the Stock; (v) return on shareholder equity of the Corporation; or (vi) costs of the Corporation. The time period during which the Performance Goals must be met shall be called a "Performance Period." The Performance Goals shall be interpreted in a manner that complies with the exceptions for performance-based compensation set forth in Code Section 162(m) and Treas. Reg. Section 1.162-27, as in effect during any relevant period, and must be set (a) before 25% of the Performance Period has elapsed and (b) at a time when it is substantially uncertain that the Performance Goals will be met.

11. ADJUSTMENT PROVISIONS.

   If the Corporation shall at any time change the number of issued shares of Stock without new consideration to the Corporation (such as by stock dividends, stock splits, stock combinations, stock exchanges or recapital-ization), the total number of Shares reserved for issuance under this Plan and the number of Shares covered by each outstanding award shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each award under this Plan shall not be changed. In the event of a merger, reorganization, acquisition, consolidation, divestiture, sale or exchange of assets of the Corporation, or similar event, the Board shall make such adjustments with respect to awards under this Plan or take such other action as it determines to be appropriate and such determination shall be conclusive.

12. CHANGE IN CONTROL.

   (a) Notwithstanding any provision in this Plan to the contrary, upon the occurrence of a Change in Control Event, (i) each Option then outstanding shall become immediately exercisable to the full extent of the Shares subject thereto, (ii) any remaining restrictions on shares of Restricted Stock shall immediately lapse, (iii) each SAR then outstanding shall be fully exercisable immediately following the occurrence of the Change in Control Event using the Change in Control Price (as defined in subsection (c) to determine the spread, and (iv) any Performance Units or Performance Shares shall become fully vested and payment shall be made pursuant to the terms of Section 9(j).

   (b) For purposes of this Plan, a "Change in Control Event" shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities (unless such person or group has entered into an agreement approved by the Board imposing limitations or prohibitions on such person or group with respect to ownership of additional securities of the Corporation or activities intended to effect the changes in Board composition described in clause (ii) or the transactions described in clauses (iii) and (iv) of this subsection); or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses
(i), (iii) or (iv) of this Subsection) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

   (c) For purposes of SARs granted under this Plan, "Change in Control Price" shall mean the higher of (i) the highest price paid per share of Stock in any transaction constituting a Change in Control Event, or (ii) the highest fair market value of the Stock at any time during the sixty-day period preceding the occurrence of the Change in Control Event.

   (d) Notwithstanding anything in this Section 12 to the contrary, no Change in Control Event shall be deemed to have occurred with respect to a participant who is part of a purchasing group which consummates the Change in Control Event. A participant shall be deemed "part of a purchasing group" for the purpose of this Section 12(d) if the participant is an equity participant, has been identified as a potential equity participant or has agreed to become an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent of shares of voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

13. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN.

   The Board at any time may terminate, and at any time and from time to time and in any respect, may amend or modify, the Plan; provided, however, that no such action by the Board, without approval of the stockholders, may: (i) increase the Shares available for award pursuant to the Plan or the maximum number of Shares for which Options may be granted under the Plan to any one individual, except as contemplated in Section 11, (ii) permit Options to be granted at less than fair market value, (iii) permit any person who is not both a "disinterested person" and an "outside director" from serving as a member of the Committee contemplated in Section 2, (iv) change the provisions of this Section 13, or (v) effect other changes for which stockholder approval would be required under Rule 16b-3 of the Exchange Act or any successor rule promulgated by the SEC. The ability to award ISOs under the Plan shall automatically terminate ten years after the earlier of (a) the date the Plan is adopted, or (b) the date the Plan is approved by stockholders. Termination of the Plan pursuant to this Section 13 shall not affect awards outstanding under the Plan at the time of termination.

14. GENERAL PROVISIONS.

   (a) Notwithstanding anything in the Plan to the contrary, in the event a participant's employment with the Corporation is terminated for "cause," the Board may, in its sole discretion, cancel each unexercised or unvested award granted to such participant effective upon the termination. For purposes of this subsection, a termination for "cause" shall mean termination of a participant's employment with the Corporation which results from either (i) the participant's commitment of an Intolerable Offense (as defined in the Corporation's Personnel Practices and Policies as in effect on the date of termination) or (ii) the operation of the Corporation's Corrective Performance System (as set forth in the Corporation's Personnel Practices and Policies as in effect on the date of termination).

   (b) Nothing contained in the Plan, or an award granted under the Plan, shall confer upon a participant any right with respect to continuance of employment with the Corporation, nor interfere in any way with the right of the Corporation to terminate such employment at any time.

   (c) For purposes of this Plan, transfer of employment between any member of the Corporation shall not be deemed termination of employment.

   (d) Participants shall be responsible to make appropriate provisions for all taxes in connection with any award, the exercise thereof and the transfer of Shares pursuant to this Plan. However, in the absence of an alternative provision the Corporation shall withhold the number of Shares whose aggregate fair market value on the date of such withholding equals the amount to be withheld in satisfaction of the Corporation's obligation under all applicable withholding taxes. A participant may acquire such Shares by paying to the Corporation an amount equal to the Corporation's withholding obligation. Agreements evidencing such awards shall contain appropriate provisions to effect withholding in this manner.

   (e) Without amending the Plan, awards may be granted to employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to further the purpose of the Plan.

   (f) To the extent that Federal laws (such as the Exchange Act or the Code) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

15. EFFECTIVE DATE OF THE AMENDED AND RESTATED PLAN.

   The amendment and restatement of the Plan shall become effective upon approval by the Board; provided, however, that the Plan shall be submitted for ratification by the stockholders at the Annual Meeting to be held on October 21, 1996. If the stockholders do not ratify the amendment and restatement of the Plan, the Plan as adopted on June 23, 1993 shall remain in effect and all Performance Units and Performance Shares awards granted under
Section 9 of the amended and restated Plan shall be null and void.

                               Directions to Site
                               of Annual Meeting
                                       of
                        Carpenter Technology Corporation
                                       at
                               The Inn At Reading







                                      MAP

/X/     Please mark your                                                 0276
        votes as in this
        example.

   This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposals 2 and 3.

   The Board of Directors recommends a vote FOR all nominees and proposals 2, and 3.
- --------------------------------------------------------------------------------

                    FOR    WITHHELD   2. Approval of        FOR  AGAINST ABSTAIN
1. Election of      | |      | |         independent        | |    | |     | |
   Directors.                            accountants.
   (See Reverse)                      3. Approval of        FOR  AGAINST ABSTAIN
To withhold your vote for any            amendment and      | |    | |     | |
nominee(s), write the name(s) here:      restatement of
                                         the Stock-Based
                                         Incentive
- -----------------------------------      Compensation Plan
                                         for Officers and
                                         Key Employees.

4. In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the meeting.

   ------------------------------------------------------------------------


                                                YES        NO
                           I plan               | |       | |
                           to attend the
                           Meeting.

                           The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

                           Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                           -----------------------------------------------------

                           -----------------------------------------------------
                           SIGNATURE(S)                                DATE


THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

[LOGO]
                               ADMISSION TICKET
                                ANNUAL MEETING
                                      OF
               STOCKHOLDERS OF CARPENTER TECHNOLOGY CORPORATION
                           MONDAY, OCTOBER 21, 1996
                                  4:00 P.M.
                              THE INN AT READING
                           WYOMISSING, PENNSYLVANIA

                                         AGENDA
        o  Election of four Directors.
        o Approving the appointment of independent accountants of the Corporation for the fiscal year ending June 30, 1997.
        o Approving an amendment and restatement of the Stock-Based Incentive Compensation Plan for Officers and
           Key Employees.
        o Transacting such other business as may properly come before the meeting.

      It is important that your shares are represented at this meeting, whether or not you attend the meeting in person.
      To make sure your shares are represented, we urge you to complete and mail the proxy card above.

        IF YOU PLAN TO ATTEND THE 1996 ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD ABOVE. Present this ticket to the Carpenter Technology Corporation representative at the entrance to the Grant Room at The Inn At Reading.

                        CARPENTER TECHNOLOGY CORPORATION
               Proxy Solicited on Behalf of the Board of Directors
                     for the Annual Meeting October 21, 1996

P       The undersigned stockholder of Carpenter Technology Corporation
R       appoints PAUL R. ROEDEL and JOHN R. WELTY, or either of them, proxies
O       with full power of substitution, to vote all shares of stock which
X       the stockholder would be entitled to vote if present at the Annual
Y Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION to be held at The Inn At Reading, in the Grant Room, Wyomissing, Pennsylvania, on Monday, October 21, 1996 at 4 p.m., local time, and at any adjournments thereof, with all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

        Election of Directors.                     Comments: (change of address)
        Nominees -- Term to Expire 1999
         Marcus C. Bennett                         ----------------------------
         William S. Dietrich II
         Carl R. Garr                              ----------------------------
         Marlin Miller, Jr.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 and WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS CARD ALSO CONSTITUTES VOTING INSTRUCTIONS FOR ANY SHARES HELD FOR THE STOCKHOLDER IN THE FOLLOWING: CARPENTER TECHNOLOGY CORPORATION'S EMPLOYEE STOCK OWNERSHIP PLAN, SAVINGS AND STOCK-BASED INCENTIVE COMPENSATION PLANS. (PLEASE DATE AND SIGN ON REVERSE SIDE.)


FOLD AND DETACH HERE

LOGO

                              DirectSERVICE(TM)

As part of Carpenter's ongoing effort to provide enhanced shareholder services, Carpenter Technology Corporation replaced it's existing Dividend Reinvestment Plan with DirectSERVICE, a new Dividend Reinvestment and Common
Stock Purchase Program.
o  The program is available to both registered shareholders and non-shareholders.
o  Shareholders of record are automatically eligible to participate in the program.
o  New shareholders can open an account with as little as $500.00.
o Carpenter pays your transaction fees and brokerage commissions for stock purchases with additional cash payments and reinvested dividends.
o You can reinvest dividends in full or in part, or receive cash dividend payments electronically or by check.
o  Your purchase and sale orders are processed at least once every five business days.
o  You can deposit your stock certificates for safe keeping or you can request a certificate for whole shares at any time. In either case, there is no cost to you.
The plan is administered by First Chicago Trust Company of New York.
               SERVICE AVAILABLE -- TO ASSIST OUR STOCKHOLDERS
           ELECTRONIC FUNDS TRANSFER (DIRECT DEPOSIT) OF DIVIDENDS
o  Dividend monies deposited directly into your bank account.
o  No worry of lost dividend checks.
o  Immediate access of dividend money, no mail delays.
o  Verification of dividend receipts on monthly bank statement.
- --------------------------------------------------------------------------------
Inquiries concerning the DirectSERVICE Program should be directed to the
Agent: First Chicago Trust Company, P.O. Box 2598, Jersey City, NJ
07303-2598 Telephone: 1-201-324-1225.
To attain an Electronic Funds Transfer Authorization Form or a DirectSERVICE
Plan brochure and Authorization Form, please contact:
                            Carpenter Shareholder Services
                            First Chicago Trust Company
                            P.O. Box 2500
                            Jersey City, NJ 07303-2500
Be sure to include a reference to Carpenter in your correspondence.
If you prefer, you may call First Chicago at (201) 324-1225 between 9:00 a.m.
and 6:00 p.m. Eastern Time.